RATIFICATION AGREEMENT

This RATIFICATION AGREEMENT (hereinafter, this “Agreement”) is made this 22 day of February, 2013 by and among:

YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (hereinafter, the “Lender”), a Cayman Island exempt limited partnership with offices located at 101 Hudson Street Suite 3700, Jersey City, New Jersey 07302;

CIRTRAN CORPORATION, also known as Cirtran Corp. (hereinafter, the “Borrower”), a Nevada corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

RACORE NETWORK, INC. (hereinafter, “Racore”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN - ASIA, INC. (hereinafter, “Asia”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN BEVERAGE CORP. (hereinafter, “Beverage”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN MEDIA CORP. (hereinafter, “Media”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN ONLINE CORP. (hereinafter, “Online”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN PRODUCTS CORP. (hereinafter, “Products”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128; and

CIRTRAN CORPORATION (hereinafter, “Cirtran Sub,” and together with Racore, Asia, Beverage, Media, Online and Products, collectively, jointly and severally, the “Guarantors”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128.

Background

Reference is made to certain financing arrangements entered into by and among the Borrower, the Guarantors, and the Lender evidenced by, among other things, the documents, instruments, and agreements set forth on Schedule “1” attached hereto and incorporated herein by reference (hereinafter, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, collectively, the “Existing Financing Documents”).  Capitalized terms used herein and not otherwise defined herein or on Schedule “1” shall have the meanings set forth in the Global Security Agreement.

The parties hereto wish to amend, restate, and consolidate the Debentures into a certain Amended, Restated, and Consolidated Secured Convertible Debenture in the form attached hereto as Exhibit “A” (the “Consolidated Debenture”, and together with this Agreement, the Existing Financing Documents, and all other documents, instruments, and agreements executed in connection therewith or related thereto, collectively, the “Financing Documents”) subject to the terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Borrower, the Guarantors, and the Lender as follows:

Acknowledgment of Indebtedness

1.
The Borrower and the Guarantors (collectively, the “Obligors”) each hereby acknowledge and agree that, in accordance with the terms and conditions of the Financing Documents, they are unconditionally, jointly, and severally liable to the Lender as follows:

a.           Owed under the $3.75MM Debenture as of the date hereof:

Principal	$466,009.97
Interest	$220,446.51
Total	$686,546.48

b.           Owed under the First $1.5MM Debenture as of the date hereof:

Principal	$1,500,000.00
Interest	$ 666,791.67
Total	$2,166,791.67

c.           Owed under the Second $1.5MM Debenture as of the date hereof:

Principal	$1,041,218.00
Interest	$ 198,233.16
Total	$1,239,451.16

d.
For all interest accruing upon the principal balance of the Consolidated Debenture from and after the date hereof, for all costs, expenses, and costs of collection (including attorneys’ fees and expenses) and for any fees, applicable redemption premiums, liquidated damages, and other amounts, hereafter accrued or coming due or incurred by the Lender in connection with the Financing Documents.

Hereinafter, all amounts set forth in this Paragraph, all amounts payable under this Agreement, and all amounts hereafter owed or due under the Consolidated Debenture and/or the other Financing Documents shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.
The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (hereinafter, collectively, the “Lender Parties”) with respect to the Obligations, the Financing Documents, or otherwise, and that if the Obligors now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Lender Parties from any liability therefor.

Ratification of Existing Financing Documents;
Cross-Collateralization; Cross-Default; Further Assurances

3.	The Obligors:

a.
Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Existing Financing Documents.  The Obligors further acknowledge and agree that, subject to the terms and conditions of this Agreement and the Consolidated Debenture, all terms and conditions of the Existing Financing Documents shall remain in full force and effect;

b.
Agree that (i) the obligations secured by the Existing Financing Documents include, without limitation, the Obligations (including all amounts owed under the Consolidated Debenture), and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Existing Financing Documents, or otherwise, shall secure all of the Obligations (including all amounts owed under the Consolidated Debenture) until full, final, and indefeasible payment of the Obligations (including all amounts owed under the Consolidated Debenture), and (iii) the occurrence of a default and/or Event of Default under, and as defined in, any Financing Document (including the Consolidated Debenture) and/or the occurrence of a Termination Event under, and as defined in, the Forbearance Agreement, shall constitute a default and an Event of Default under all of the Financing Documents (including the Consolidated Debenture) and a Termination Event under the Forbearance Agreement, it being the express intent of the Obligors that all of the Obligations (including all amounts owed under the Consolidated Debenture) be fully cross-collateralized and cross-defaulted; and

c.
Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement and the Consolidated Debenture.

Conditions Precedent

4.
The Lender’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received, in good and collected funds, reimbursement of estimated costs and expenses incurred by the Lender as required by Paragraph 9 hereof;

b.	The Lender shall have received the Consolidated Debenture duly executed by the Borrower;

c.
All action on the part of the Obligors necessary for the valid execution, delivery and performance by the Obligors of this Agreement shall have been duly and effectively taken and evidence thereof, including, without limitation, an opinion of the Obligors’ counsel, satisfactory to the Lender in all respects shall have been provided to the Lender; and

d.	This Agreement shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

Amendment, Restatement, and Consolidation of Debentures; No Novation

5.
Upon the satisfaction of all of the conditions precedent set forth in Paragraph 4 hereof, as determined by the Lender in the Lender’s sole and exclusive discretion, the Debentures shall be amended, restated, and consolidated into the Consolidated Debenture and, subject to the terms and conditions of the Consolidated Debenture and the other Financing Documents, including, without limitation, the Forbearance Agreement, the obligations owed under the Consolidated Debenture shall (a) constitute a portion of the Obligations and (b) be secured by all of the collateral granted to the Lender by the Obligors pursuant to the Existing Financing Documents or otherwise.  The Obligors acknowledge and agree that the Consolidated Debenture shall not effect a refinancing of all or any portion of the obligations under the Debentures, it being the intention of the Obligors and the Lender to avoid effectuating a novation of any such obligations.

Lender’s Waiver of Borrower’s Previous Defaults

6.
Lender acknowledges that one or more Events of Default occurred under the Financing Documents prior to the date hereof (collectively, the “Existing Defaults”).  In consideration of the Obligors’ performance in accordance with this Agreement and the other Forbearance Documents, the Lender shall forbear from enforcing the Lender’s rights and remedies as a result of the Existing Defaults. This Agreement shall only constitute an agreement by the Lender to forbear from enforcing its rights and remedies upon the terms and conditions set forth herein.  The Obligors further acknowledge and agree that any statutes of limitation or repose or similar time limitations on the ability of the Lender to enforce its rights under the Financing Documents or otherwise shall all be tolled during the term of this Agreement.

Repayment of the Obligations

7.
The payment schedule set forth in the Forbearance Agreement is hereby superseded and replaced by the provisions of this Section 7.  From and after the execution of this Agreement, the Borrower shall make monthly payments, which payments shall (unless otherwise indicated below) be applied first to accrued but unpaid interest and then to the principal balance of the Obligations, in the amount of $100,000 per month on or before the 15th day of each month (or the next Business Day thereafter) (each, a “Payment Date”), commencing in April 2013 and continuing on each successive month thereafter, of $100,000, less the amount, if any, of any Conversion Amount credited by Lender, as Holder of the Consolidated Debenture, since the last preceding Payment Date in accordance with the terms of the Consolidated Debenture to reduction of the Principal, Prior Interest, and/or accrued, but unpaid interest under the Consolidated Debenture. Any Conversion Amount credited by Lender during any month preceding a Payment Date in excess of $100,000 shall be applied to the next succeeding monthly payment(s).  Notwithstanding anything to the contrary set forth herein, upon transfer or assignment of any portion of the Consolidated Debenture by the Lender to a third party who is unaffiliated with the Lender, Borrower shall continue to make the payments due under the Consolidated Debenture to Lender, which shall be solely responsible for payments to such transferee or assignee.

Representations, Warranties, and Covenants

8.
The Obligors hereby represent, warrant, and covenant to the Lender as follows, and acknowledge and agree that the Lender is specifically relying upon these representations, warranties and covenants in entering into this Agreement:

a.
The execution and delivery of this Agreement and the Consolidated Debenture by the Obligors and the performance by the Obligors of their respective obligations and agreements under this Agreement and the other Financing Documents are within the authority of the Obligors, have been duly authorized by all necessary corporate or trust proceedings, if applicable, on behalf of the Obligors, and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors (or any of them) are subject or, if applicable, any of the Obligors’ charter, other organization papers, by-laws, or any stock provision, or any amendment thereof, or of any agreement or other instrument binding upon the Obligors.

b.	This Agreement and the other Financing Documents constitute legal, valid, and binding obligations of the Obligors, enforceable in accordance with their respective terms.

c.
No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery, or performance by the Obligors of this Agreement or any of the other Financing Documents.

d.
The Obligors expressly acknowledge and agree that (i) one or more Termination Events have occurred under the Forbearance Agreement as a result of the Borrower’s failure to make one or more payments required thereunder as and when due, (ii) the Lender has not waived such Termination Events and such Termination Events continue to exist, and (iii) all of the Lender’s rights and remedies with respect to such Termination Events are expressly reserved by the Lender.

e.
The representations and warranties contained in the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement and the other Financing Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof (including the Existing Defaults) and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

f.
With the exception of the Debentures and outstanding warrants and stock options, no convertible debentures, convertible notes, or other convertible instruments issued by the Borrower are currently in existence, and during the term of this Agreement, the Borrower shall not issue any convertible debentures, convertible notes, or other convertible instruments (excluding employee stock options approved by the Board of Directors of the Borrower) to any party except as set forth under the Financing Documents.

g.
The Obligors have read and understand each of the terms and conditions of this Agreement and the Consolidated Debenture and confirm that they are entering into this Agreement and the Consolidated Debenture freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement or the other Financing Documents.

h.
The Borrower is familiar with Rule 144 of the Securities Act of 1933 (hereinafter, “Rule 144”) and the Borrower, after consultation with its securities counsel, is of the opinion and belief that, provided that the Lender can deliver a customary Rule 144 representation letter which includes a representation that the Lender is not an “Affiliate” for Rule 144 purposes, the shares of Common Stock that may be issued to the Lender pursuant to Paragraph 6 of the Forbearance Agreement may be resold by the Lender pursuant to Rule 144. The Borrower shall arrange for its counsel, at Borrower’s expense, to provide any legal opinions that may be required to issue shares of Common Stock to the Lender hereunder without restrictive legends pursuant to Rule 144.   If at any time after the date hereof, the Borrower’s position on the availability of Rule 144 changes, the Borrower shall promptly notify the Lender in writing and may no longer make any portion of the payments set forth in Paragraph 6 of the Forbearance Agreement in shares of Common Stock.

Costs of Collection

9.
On or before the date hereof, the Borrower shall pay the Lender $ 2,500.00 in reimbursement for the estimated costs, expenses, and costs of collection (including attorneys’ fees and expenses) incurred by the Lender through February 22, 2013 in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Financing Documents, including, without limitation, the negotiation and preparation of this Agreement and the Consolidated Debenture.

10.
The Obligors shall hereafter reimburse the Lender on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under this Agreement and/or the other Financing Documents, including, without limitation, the negotiation and preparation of this Agreement and the Consolidated Debenture.

Waiver of Jury Trial

11.
The Obligors and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver:  THE OBLIGORS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

12.
This Agreement shall be binding upon the Obligors and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.  This Agreement and the other Financing Documents incorporate all of the discussions and negotiations between the Obligors and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors, or any one of them, and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized representative thereof.

Construction of Agreement

13.	In connection with the interpretation of this Agreement and the Consolidated Debenture:

a.
All rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and this Agreement and the Consolidated Debenture are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Obligors under this Agreement.

c.
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender and the Obligors, the provisions of this Agreement shall govern and control.

d.
The Lender and the Obligors have prepared this Agreement and the Consolidated Debenture with the aid and assistance of their respective counsel.  Accordingly, this Agreement and the Consolidated Debenture shall be deemed to have been drafted by the Lender and the Obligors and shall not be construed against either the Lender or the Obligors.

Illegality or Unenforceability

14.
Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

15.
This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.  This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Ratification Agreement has been executed as of the date first set forth above.

YA GLOBAL INVESTMENTS, L.P.,	CIRTRAN CORPORATION,
f/k/a Cornell Capital Partners, LP	a/k/a CirTran Corp.,
By: Yorkville Advisors, LLC,	a Nevada corporation
its Investment Manager

By: /s/	By: /s/ Iehab Hawatmeh
Name:	Name: Iehab Hawatmeh
Title:	Title: President

RACORE NETWORK, INC.,
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

CIRTRAN — ASIA, INC.
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

CIRTRAN BEVERAGE CORP.,
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

CIRTRAN MEDIA CORP.,
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

[Signature Page to Ratification Agreement]

CIRTRAN ONLINE CORP.,
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

CIRTRAN PRODUCTS CORP.,
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

CIRTRAN CORPORATION
a Utah corporation

By: /s/ Iehab Hawatmeh
Name: Iehab Hawatmeh
Title: President

[Signature Page to Ratification Agreement]

Schedule “1”
Existing Financing Documents

1.
Securities Purchase Agreement dated as of May 26, 2005 (hereinafter, the “5/26/05 SPA”), originally entered into by and between the Borrower and Highgate House Funds, Ltd. (hereinafter, “Highgate”) and thereafter assigned to the Lender;

2.
Secured Convertible Debenture dated May 26, 2005 (hereinafter, as amended and in effect, the “$3.75MM Debenture”), originally issued by the Borrower to Highgate pursuant to the 5/26/05 SPA in the original principal amount of $3,750,000.00 and thereafter assigned to the Lender;

3.	Investor Registration Rights Agreement dated as of May 26, 2005, originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender, as amended and in effect;

4.	Security Agreement dated as of May 26, 2005, originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender;

5.	Securities Purchase Agreement dated as of December 30, 2005 (hereinafter, the “12/30/05 SPA”), entered into by and between the Borrower and the Lender;

6.
Secured Convertible Debenture dated December 30, 2005 (hereinafter, as amended and in effect, the “First $1.5MM Debenture”), issued by the Borrower to the Lender pursuant to the 12/30/05 SPA in the original principal amount of $1,500,000.00;

7.	Investor Registration Rights Agreement dated as of December 30, 2005, entered into by and between the Borrower and the Lender, as amended and in effect;

8.	Warrant dated December 30, 2005, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 10,000,000 shares of the Borrower’s common stock;

9.	Securities Purchase Agreement dated as of August 23, 2006 (hereinafter, the “8/23/06 SPA”), entered into by and between the Borrower and the Lender;

10.
Secured Convertible Debenture dated August 23, 2006 (hereinafter, as amended and in effect, the “Second $1.5MM Debenture”, and together with the $3.75MM Debenture and the First $1.5MM Debenture, collectively, the “Debentures”), issued by the Borrower to the Lender pursuant to the 8/23/06 SPA in the original principal amount of $1,500,000.00;

11.	Amended and Restated Investor Registration Rights Agreement dated as of August 23, 2006, entered into by and between the Borrower and the Lender, as amended and in effect;

12.	Warrant dated August 23, 2006, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 15,000,000 shares of the Borrower’s common stock, as amended;

13.	Amended and Restated Security Agreement dated as of August 23, 2006, entered into by and between the Borrower and the Lender, as amended and in effect;

14.	Amendment to Debenture and Investor Registration Rights Agreement dated as of October 30, 2006, entered into by and between the Borrower and the Lender;

15.	Agreement dated as of December 31, 2007, entered into by and among the Borrower, Highgate, and the Lender;

16.	Agreement dated as of October 13, 2008, entered into by and among the Borrower, Highgate, and the Lender;

17.
Global Guaranty Agreement dated as of August 11, 2009 (hereinafter, as amended and in effect, the “Global Guaranty”), executed and delivered by the Borrower, Racore, Asia, Beverage, Media, Online, and Products to the Lender, and thereafter joined by Cirtran Sub, pursuant to which such parties each unconditionally guaranteed the due payment and performance of all of each of such parties’ obligations to the Lender;

18.
Global Security Agreement dated as of August 11, 2009 (hereinafter, as amended and in effect, the “Global Security Agreement”), entered into by and among the Borrower, Racore, Asia, Beverage, Media, Online, Products, and the Lender, and thereafter joined by CirTran Sub;

19.	Amended and Restated Forbearance Agreement and Amendment dated January 24, 2011, entered into by and between the Obligors and the Lender;

20.
Guaranty Agreement dated as of January 24, 2011, executed and delivered by Iehab Hawatmeh (hereinafter, “Hawatmeh”) to the Lender, pursuant to which Hawatmeh guaranteed the due payment and performance of all of the Guaranty Obligations (as defined therein), subject to the terms and conditions set forth therein;

21.	Pledge Agreement dated as of January 24, 2011, entered into by and between Hawatmeh and the Lender;

22.
Final Judgment and Order (By Confession) entered in the Utah Case (as defined in the Prior Forbearance Agreement) on February 23, 2011 by Hon. Paul G. Maughan, Third Judicial District Court Judge for the Utah Court (as defined in the Prior Forbearance Agreement);

23.	Order and Writ of Replevin entered in the Utah Case on February 23, 2011 by Hon. Paul G. Maughan, Third Judicial District Court Judge for the Utah Court;

24.	Pledge and Security Agreement dated as of March 11, 2011, entered into by and between Hawatmeh and the Lender, as ratified by that certain Ratification Agreement dated as of March 1, 2012;

25.	Pledge and Security Agreement dated as of March 11, 2011, entered into by and between IH YA 2011, LLC and the Lender, as ratified by that certain Ratification Agreement dated as of March 1, 2012; and

26.	Forbearance Agreement dated March 1, 2012 (hereinafter, the “Forbearance Agreement”), entered into by and between the Obligors and the Lender.

Exhibit “A”
Form Consolidated Debenture